EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10186) of Unilever N.V. of our report dated June 7, 2004 relating to the financial statements of the Good Humor – Breyers Savings Plan which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 25, 2004